Exhibit 7

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A Common Stock, $0.01 par value, of Ranger Energy Services, Inc. dated as of the date hereof is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(a) under the Securities Exchange Act of 1934, as amended.

Dated: November 19, 2019	Charles S. Leykum

/s/ Charles S. Leykum
Charles S. Leykum

CSL Energy Opportunity GP I, LLC

	By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

CSL Energy Opportunity GP II, LLC

	By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

Ranger Energy Holdings, LLC

	By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Senior Vice President

Torrent Energy Holdings, LLC

	By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Senior Vice President

Ranger Energy Holdings II, LLC

	By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Manager

Torrent Energy Holdings II, LLC

	By:	CSL Energy Holdings I, LLC,
its managing member

	By:	CSL Energy Opportunity GP I, LLC
its managing member

	By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Manager

CSL Energy Holdings I, LLC

By:	CSL Energy Opportunity GP I, LLC,
its managing member

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

CSL Energy Holdings II, LLC

By:	CSL Energy Opportunity GP II, LLC,
its managing member

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

CSL Energy Opportunities Fund I, L.P.

By:	CSL Energy Opportunity GP I, LLC,
its general partner

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

CSL Energy Opportunities Fund II, L.P.

By:	CSL Energy Opportunity GP II, LLC,
its general partner

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member